                                                                   Exhibit 10.5

                       DUFFY HARTWELL LIMITED PARTNERSHIP
                                COMMERCIAL LEASE

1.   PARTIES:

DUFFY HARTWELL LIMITED PARTNERSHIP, a Massachusetts limited partnership located at 411 Waverley Oaks Rd. Waltham MA, LESSOR, which expression shall include its successors and assigns where the context so admits, does hereby lease to SHIONOGI BIORESEARCH, CORP. a Massachusetts corporation located at 187 East Emerson St. Lexington MA c/o LanBo Chen, LESSEE, which expression shall include its successors, and assigns where the context so admits, and the LESSEE hereby leases the following described Premises:

2.   PREMISES:

Twenty-four Thousand, Four Hundred and Twenty (24,420) sq. ft., more or less, (the "Leased Premises") in the LESSOR'S Building located at 45 Hartwell Ave. Lexington MA, including exclusive use of the loading platform all as shown on Exhibit A, "Floor Plan", attached hereto, together with the right to use in common, with others entitled thereto, any hallways, and stairways necessary for access to said Leased Premises.

Appurtenant to the Premises the LESSEE shall have the right, in common with others entitled thereto, to use access ways, driveways, walkways and any other common facilities necessary for access to or beneficial use of the Leased Premises.

LESSEE shall have right to use four parking spaces per one thousand square feet of net leased space as unassigned parking spaces in the parking areas adjacent to the Buildings on the site. LESSEE shall have rights in common with other lessees to use of the common entrance serving the Leased Premises.

The Leased Premises shall be delivered "AS-IS" for build out by the LESSEE to its requirements, at LESSEE'S sole cost. See Exhibit B, "Buildout Obligations" for obligations of each party, cost allowance to LESSEE, and contingencies.

3.   TERM:

The term of this lease shall be for Ten (10) years commencing on the Commencement Date (defined below) and ending on November 30, 2006.

The Commencement Date shall be the earlier of completion of the LESSEE'S work and fit up of the Lease Premises, or December 1, 1996. The LESSEE's work shall be deemed complete upon issuance of a certificate of occupancy for the Premises by the Town of Lexington MA

4.   RENT:

The LESSEE shall pay to LESSOR rent at the rates per year, shown below, which rent shall be payable in advance in the monthly installments shown below on the first day of each month.

        YEAR      ANNUAL RENT      MO. RENT    $/SF RATE
     ----------   ------------   -----------   ---------
        1-5       $ 383,382.40   $ 31,990.20    $ 15.72
        6-10      $ 481,562.40   $ 40,130.20    $ 19.72

The parties acknowledge that the exact area of the Lease Premises shall be measured from the interior surface of the exterior windows and the center line of demising walls for net usable space, to this will be added a prorata share of common areas of the building to determine Rentable Space.

5.   SECURITY DEPOSIT:

Upon the execution of this lease, the LESSEE shall pay to the LESSOR the amount of $36,060, which shall be held as a security for the LESSEE'S performance as herein provided and promptly refunded to the LESSEE at the end of this lease subject to the LESSEE'S satisfactory compliance with the conditions hereof.

6.   RENT ADJUSTMENT:

     A.   TAX ADJUSTMENT

If in any tax year commencing with the fiscal year 1998 (the fiscal year ending June 30, 1998), the real estate taxes on the land and buildings, of which the Leased Premises are a part, are assessed an increase in value attributable to the LESSEE's improvements, LESSEE shall pay the real estate taxes attributable to that increase in assessed valuation. In the event the taxes otherwise levied on the real estate are in excess of the amount of the real estate taxes thereon for the fiscal year 1997 (hereinafter called the "Base Year"), LESSEE will pay to LESSOR as additional rent hereunder, when and as designated by notice in writing by LESSOR, Fifty (50%) percent of such excess. Such share of increased real estate taxes shall be paid as may occur in each year of the term of this lease or any extension or renewal thereof and proportionately for any part of a fiscal year. LESSOR'S demand shall be accompanied by a copy of the applicable tax bill or bills and a statement showing the manner of calculation of LESSEE'S proportionate share of such taxes. If the LESSOR obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE. LESSEE may itself, or with any co-tenant, seek review of the assessed valuation of the property of witch the Leased Premises are a part, or otherwise seek abatement of real estate taxes in any year in which the LESSOR declines to seek such review or reduction, provided it shall do so at its own cost or expense.

For purposes of this adjustment the fiscal year 1997 tax rate shall be $1.08 per square foot, or $54,472.08 for the land and building of which the lease premises are a part.

LESSEE shall not be required to pay any income, profits, excise, franchise, estate, succession, inheritance or transfer taxes of LESSOR or any other party.

     B.   OPERATING COSTS

The LESSEE shall pay to the LESSOR as additional rent hereunder within thirty
(30) days after notice in writing by LESSOR, Fifty (50%) per cent of any operating costs incurred during the calendar year which are in excess of $4.00 per square foot. LESSOR'S demand shall be accompanied by a statement of the applicable operating costs and a statement showing the manner of calculation of LESSEE'S proportionate share of such costs. In the event LESSEE wishes verification of the costs and its share, LESSOR will present substantiation of charges, if requested, authorize its' independent C.P.A. to provide certification of the statement and charges to the LESSEE, and LESSEE shall bear the expense of the C.P.A. certification. In the alternative, LESSEE may at its own expense audit LESSOR'S books and records with respect to operating costs (but only as regards this particular property, and not of any other property or other affiliates of LESSOR). The operating costs increase shall be prorated should this lease be in effect with respect to only a portion of any calendar year, or which pertain to less than a fully occupied building. Operating costs are defined for the purpose of this agreement as:

     Maintenance Expenses of LESSOR for building structure and exterior grounds. Management Expenses (allocated at Five (5%) percent of gross rent)
     Premiums for Casualty and public liability Insurance

Exceptions to Operating Costs are defined in Exhibit E.

     C.   BUILDING ACCESS

The LESSEE shall have unlimited access to the Building without charge.

7.   UTILITIES:

The LESSEE shall pay, as they become due, all bills for electricity, water and sewer use and other utilities (whether they are used for furnishing heat, cooling or other purposes) that are furnished to the Leased Premises and which are separately metered. The LESSOR agrees to provide utility services to the LEASED PREMISES, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR'S control, provided LESSOR shall make reasonable and diligent efforts to restore service in the event of any such-disruption.

LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the Commencement Date of this lease which include the HVAC now serving the Leased Premises. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE'S sole obligation, provided that such installation shall be the subject to the written consent of the LESSOR. Costs for the installation of separate metering for utilities shall be borne by the LESSOR.

8.   USE OF LEASED PREMISES:

The LESSEE shall use the Leased Premises only for the purpose of office, light manufacturing and R&D purposes including without limitation biotechnological research, development and production.

9.   COMPLIANCE WITH LAW:

The LESSEE acknowledges that no trade or occupation shall be conducted in the Leased Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the Town of Lexington in which the premises are situated. LESSEE shall not be responsible to make alterations, installations, additions or improvements to the Leased Premises required by applicable law except if required due to improvements installed by or special or extraordinary uses by LESSEE.

10.  FIRE INSURANCE:

The LESSEE shall not permit any use of the Leased Premises which will make voidable any insurance on the property of which the Leased Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants all extra insurance premiums caused by the LESSEE'S use of the premises.

11.  MAINTENANCE:

     A.   LESSEE'S OBLIGATIONS

The LESSEE agrees to maintain the Leased Premises in as good condition as at the beginning of the term, fair wear and tear and damage by fire and other casualty excepted. Also excepted are elements which are LESSOR'S obligation to maintain hereunder. LESSEE, whenever necessary, shall replace plate glass and other glass therein. Upon occupancy the LESSEE acknowledges that, except for any latent defects, the Leased Premises are then in good condition as at Lease execution, and the glass whole. The LESSEE shall not permit the Leased Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the exterior of the Leased Premises, which consent shall not be unreasonably withheld or delayed. LESSEE shall be responsible for maintenance of the HVAC, plumbing, and other facilities which LESSEE shall install within the Leased Premises, and for cleaning of and trash removal from the Leased Premises.

     B.   LESSOR'S OBLIGATIONS

The LESSOR agrees to maintain the structure, roof, foundation, and exterior of the building of which the Leased Premises are a part, and such mechanical, electrical and plumbing facilities, and fire protection facilities as are common to lessees of the building, and parking lot, exterior lighting, exterior window frames and the common areas of the building in the same condition as it is at the commencement of the term or as it may be put in during the term of this lease, but in any event in good, clean, tenantable and working order, condition and repair, reasonable wear and tear, damage by fire and other casualty only excepted (subject to the provisions of Section 18, below), unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible. LESSOR shall maintain access ways and common areas of the land in neat and orderly condition including clearance of snow and ice in the walkways and parking lot. LESSOR shall keep the building and common areas under its control in compliance with all current and future zoning laws and other applicable municipal laws, regulations and ordinances.

12.  ALTERATIONS/ADDITIONS:

The LESSEE shall design, construct and maintain such tenant improvements as it may require, at LESSEE'S sole cost, and subject to the prior written approval of plans by the LESSOR, which approval shall not be unreasonably withheld or delayed. Thereafter LESSEE may make alterations and additions provided the LESSOR consents thereto in writing. LESSOR shall respond within five business days of receipt of LESSEE'S plans. All such allowed alterations shall be at LESSEE'S expense and shall be in quality at least equal to the approved construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the Leased Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein except for LESSEE'S trade improvements, alterations, installations, fixtures and equipment which shall remain the LESSEE'S property and shall be removed by LESSEE upon termination of the Lease, with the prompt repair by LESSEE of any and all damages occasioned by their removal. To confirm the foregoing, LESSEE will submit its plans for any alteration or improvement to LESSOR in writing before installation with a request for removal at LESSEE'S expense upon termination of this lease, and LESSOR'S approval of such request, shall be on the condition that LESSEE shall restore and repair all damages caused by the removal.

13.  ASSIGNMENT SUBLEASING:

The LESSEE shall not assign or sublet the whole or any part of the Leased Premises without LESSOR'S prior written consent which shall not be unreasonably withheld or delayed. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. However, LESSEE may, without obtaining such consent, make an assignment to any successor in interest by way of merger or other reorganization (except bankruptcy reorganization), "going public" or "going private" transaction or acquisition of substantially all the assets or stock of LESSEE, or an assignment of leasehold rights as a component of security interest for a reputable financing institution.

14.  SUBORDINATION:

     This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or any time hereafter, which may constitute a lien or liens on the property of which the Leased Premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds, of trust or other such instruments in the nature of a mortgage, provided, however, that the mortgagee executes and delivers to LESSEE a non-disturbance and recognition agreement providing in substance that should the mortgagee or any party holding by, through on under the mortgagee (including without limitation any purchaser at foreclosure) acquire title to the property, then, as long as LESSEE is not in default, the mortgagee or such other party shall recognize this Lease and not disturb LESSEE'S rights hereunder.

15.  LESSOR'S ACCESS:

The LESSOR or agents of the LESSOR may, at reasonable times and upon appropriate notice, (normally one day's prior notice) enter to view the Leased Premises and may remove placards and signs not approved and affixed to the exterior of the Leased Premises as herein provided, and make repairs and alterations as LESSOR should elect to do. The LESSOR may show the Leased Premises to others, and at any time within six (6) months before the expiration of the term, may affix to any suitable part of the lease premises a notice for letting or selling the Leased Premises or property of which the Leased Premises are a part and keep the same so affixed without hindrance or molestation. LESSOR shall use best effort to minimize inconvenience and interference with LESSEE and LESSEE'S business operations.

16.  INDEMNIFICATION & LIABILITY:

The LESSEE shall save the LESSOR harmless from all loss and damage occasioned by the use or escape of water or by the bursting of pipes, as well as from any claim or damage resulting from neglect in removing snow or ice from the sidewalks bordering upon the premises so leased, or by any nuisance made or suffered on the Leased Premises, unless such loss is caused by the neglect of the LESSOR. The removal of snow and ice from the sidewalks bordering upon the Leased Premises shall be LESSOR'S responsibility. LESSOR shall save the LESSEE harmless from loss or damage occasioned by acts or omissions of the LESSOR, its employees or agents.

17.  LESSEE'S LIABILITY INSURANCE:

          (a) The LESSEE shall maintain with respect to the Leased Premises and the property of which the Leased Premises are a part comprehensive public liability insurance in the amount of $1 million Combined Single Limit and property damage insurance in the amount of the value of the replacement of LESSEE'S personal property and improvements in responsible companies qualified to do business in the state. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

          (b) All fire and property casualty insurance which either party carries with respect to the building, Leased Premises or any property therein, whether or not required, shall include provisions which deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss, insofar as and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of Massachusetts (even though extra premium may result therefrom). In the event that any extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non subrogation provision is waived as to such party, then the obligation of reimbursement by such party shall cease for such period of time as such waiver shall be effective. Each party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said non-subrogation provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered from such insurance.

18.  FIRE, CASUALTY AND EMINENT DOMAIN:

Should fifty (50%) percent or more of the Leased Premises, or the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease. If the LESSOR does not elect to terminate, or if the damage is less than fifty (50%) percent of the Leased Premises or of the property, LESSOR shall then diligently restore the building, property and Leased Premises to substantially their condition at the inception of the Lease, as soon as reasonably possible. When such fire, casualty, or taking renders the Leased Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE, may elect to terminate this lease if:

          (a) the LESSOR fails to give written notice within thirty (30) days of the fire, casualty or taking of intention to restore Leased Premises, to the condition existing at inception of the lease, and before LESSEE'S improvements or

          (b) the LESSOR fails to restore the Leased Premises to the condition substantially the same at inception of the Lease ( December 1, 1996) within on hundred and eighty (180) days of said fire, casualty or taking.

The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the Leased Premises for any taking by eminent domain, except for damage to the LESSEE'S fixtures, improvements, additions, property, or equipment.

19.  LATE PAYMENT, DEFAULT AND BANKRUPTCY:

     A. LATE PAYMENT: LESSEE agrees that because actual damages for a late payment or a dishonored check are difficult to fix or ascertain, but recognizing that damage and injury result therefore, LESSEE agrees that if payments of rent and other obligations are not received in hand by LESSOR five (5) business days after the date is due, LESSEE agrees to pay liquidated damages of $100.00 plus 18% per annum on the delinquent amount from the due date. The postmark on the payment received plus two (2) days, shall be conclusive evidence of whether the payment is delinquent. However, LESSOR is not responsible for late deliveries by U.S. Mail. LESSEE agrees to pay a liquidated damage of $25.00 for each dishonored check. In the event that two or more of the LESSEE'S checks are dishonored in a 12 month period, the LESSOR, in addition to other Rights, shall have the right to demand payment by Certified Check or Money Order.

     B. DEFAULT AND BANKRUPTCY: In the event that (a) the LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after written notice of payment default, or if such written notice of payment default is required in three events or more in any calendar year, thereafter ten days after the payment due date without written notice being required for the balance of such year; or (b) the LESSEE shall default in the observance or performance of any other of the LESSEE'S material covenants, agreement, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof from LESSOR, of if such default is not susceptible to cure within thirty days, in the event the LESSEE shall fail to commence to cure within the thirty days or thereafter diligently to prosecute such cure to completion; or (c) the LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE'S property for the benefit of creditors, then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Leased Premises, to declare the term of this lease ended, and remove the LESSEE'S effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. LESSOR shall make reasonable efforts to relet the Leased Premises, and net rents received by the LESSOR shall be credited to the LESSEE'S obligations hereunder. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE'S part to be observed or performed under or by virtue of any of the provisions in any article of this lease and shall fail to cure such default within the applicable cure period, then the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of 12 per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

20.  NOTICE:

Any notice from the LESSOR to the LESSEE relating to the Leased Premises or to the occupancy thereof, shall be deemed duly served, if delivered in hand at the Leased Premises addressed to the LESSEE, or if mailed to the Leased Premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the Leased Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addresses to the LESSOR at such address as the LESSOR may from time to time advise in writing. Until such advice all rent shall be paid and all notices sent to the LESSOR at 411 Waverley Oaks Road, Waltham MA 02154. All Notices under this Lease shall be in writing.

21.  SURRENDER:

The LESSEE shall at the expiration or other termination of this lease remove all LESSEE'S goods and effects from the Leased Premises, (including, without hereby limiting the generality of the foregoing all signs and lettering affixed or painted by the LESSEE, either inside or outside the Leased Premises). LESSEE shall deliver to the LESSOR the Leased Premises and all keys, locks thereto, and subject to the provisions of Section 12, above, the fixtures connected therewith and all alterations and additions made to or upon the Leased Premises, in good condition, fair wear and tear, damage by fire or other casualty and elements which are the LESSOR'S responsibility to maintain and repair excepted. In the event of the LESSEE'S failure to remove any of LESSEE'S property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE'S expense, or to retain same under LESSOR'S control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum hereunder, or to destroy such property.

22.  BROKERAGE:

The Brokers named herein: Fallon Hines and O'Connor, Inc. and Leggat McCall/Grubb & Ellis warrant that they are duly licensed as such by the Commonwealth of Massachusetts, and join in this agreement and become parties hereto, insofar as any provisions of this agreement expressly apply to them, and to any amendments or modifications of such provisions to which they agree in writing.

LESSOR agrees to pay the above named Brokers upon the term commencement date a fee for professional services as agreed between LESSOR and Brokers under a separate agreement.

Each party represents and warrants that it has not retained or dealt with any other broker or brokers in connection with this Lease, and each party agrees to indemnify, defend and save harmless the other party from any claims for fees or commissions arising out of its dealings with any other broker with respect to this Lease.

24.  QUIET ENJOYMENT

LESSOR covenants and agrees that upon paying rent and performing all the covenants and conditions of the Lease LESSEE shall and may peacefully and quietly have, hold and enjoy the Lease Premises for the term specified, subject to the terms of the Lease.

25.  OTHER PROVISIONS:

It is also understood and agreed that:

  a. The attached Commercial Lease Addendum and the following Exhibits are incorporated by reference:

               Exhibits:      A. Layout of Leased Premises

                              B. Buildout Obligations

                              C. INTENTIONALLY OMMITTED

                              D. Right of First Refusal on Additional Space

                              E. Exclusions from Operating Expenses

                              F. INTENTIONALLY OMMITTED

                              G. INTENTIONALLY OMMITTED

                              H. INTENTIONALLY OMMITTED

                              I. Hazardous Waste Provisions

  b. LESSEE shall have a Five Year option to extend the term of the Lease at market rates prevailing at the time of exercise of such option(s) for office space. Such option shall be exercised by written notice to LESSOR no less than six months prior to the expiration of the then current term. See Addendum Part D for procedure.

  c. LESSEE shall have a Right of First Refusal on additional space in the building, in accordance with provisions of Exhibit D.

  d. For Hazardous Waste Provisions, see Exhibit I.

  e. LESSOR approval of LESSEE requests, under any provisions of this Lease, shall not be unreasonably withheld or delayed.

  f. At the request of either, the parties shall mutually execute and deliver a notice of lease in recordable form pursuant to Massachusetts General Laws, Chapter 183, Section 4, and either party may record such notice in the applicable registry of deeds.

IN WITNESS WHEREOF, the said parties hereunto set their hand and seal as of this 4th day of November, 1996.

SHIONOGI BIORESEARCH CORP.                   DUFFY HARTWELL LIMITED PARTNERSHIP
LESSEE                                       LESSOR

/S/ LAN BO CHEN                              /S/ NORMAN J. DUFFY
-----------------------                      ----------------------------
Lan Bo Chen                                  NORMAN J. DUFFY,
President                                    General Partner

                       DUFFY HARTWELL LIMITED PARTNERSHIP
                            COMMERCIAL LEASE ADDENDUM

A.   LESSEE OBLIGATIONS

1. LESSEE shall not change the color or appearance of the outside of the Leased Premises except upon the prior written consent of the LESSOR. However, LESSEE may install a its own emergency power generator to the exterior rear of the building.

2. LESSEE shall not post signs on or about the Premises without LESSOR'S prior approval, however LESSEE shall be entitled to reasonable signage to be erected a LESSEE'S own cost and expense, and in compliance with any relevant municipal regulations.

3. The parking areas shall not be used for storage of unused, damaged or unregistered vehicles, nor shall the LESSEE store merchandise or other materials in the parking areas.

4. LESSEE shall not otherwise store vehicles, containers, or refuse outside the Leased Premises, except for routine parking of vehicles and delivery or pickup of products or materials.

5.   LESSEE shall be responsible to dispose of LESSEE trash and refuse.

6. The LESSEE may maintain insurance required by this Lease under a blanket policy of insurance which insures the LESSEE and any affiliates of the LESSEE.

7. No animals, reptiles or pets of any kind shall be kept in or about the building, except for research purposes in accordance with applicable laws and regulations.

B.   LESSOR OBLIGATIONS

1. LESSOR shall, at its own cost and expense, maintain in good condition and repair all structural components of the building containing the Leased Premises, including the foundation, floor, walls, exterior, roof, common area, if any, of the Building, landscaping, parking areas and access ways.

2. LESSOR shall remove snow and ice from the access roadway, the parking areas, and the walkways which serve the building, provide exterior lighting, and LESSOR will remove snow or ice from the roof of the building if, as and when the conditions cause roof leakage or threaten ice falls over access ways.

3. LESSOR shall maintain with insurance companies, licensed in Massachusetts, all risk fire insurance policies with extended coverage insuring the property containing the Leased Premises against loss or damage caused by fire or casualty in an amount equal to the full replacement cost of the Building.

C.   SUBLEASING PROVISION

The following provisions supplements the provisions of Section 13, "Assignment-Subleasing" above.

(i) If, after November 30, 2001, LESSEE requests consent of LESSOR for sublease or assignment of all or a material portion of the Lease Premises, LESSOR may refuse consent for the purpose of re-lease of the Leased Premises or the portion thereof to the assignee, the sub-LESSEE or to a third party. Upon the mutual agreement of the parties, hereto, this lease shall then terminate at a mutually agreed date as to the Leased Premises or the portion thereof, as if the Lease had expired on its termination date. However, LESSEE may withdraw the request for consent for sublease or assignment within five business days of receipt of notice by LESSOR of LESSOR'S intent to refuse consent for the purpose of re-lease.

(ii) The LESSOR shall be deemed to approve any assignment or sub-lease to a parent, subsidiary or affiliate of the LESSEE upon written assurance by LESSEE that the subsequent use will be in conformance with and subject to section 8, above, "USE OF LEASED PREMISES".

(iii) Provided that LESSEE pays all rent and other charges under this Lease, LESSEE shall be entitled to all rent and consideration received in connection with any assignment or subleasing, even if in excess of the rent hereunder.

D.   MARKET RATE RENT FOR EXTENSION OPTIONS

Upon receipt of written notice from the LESSEE of intent to extend, under
Section 25(b) of the Lease, LESSOR shall respond within thirty days with a quotation for market rate rent. For this purpose "market rate" shall mean the rate for office space in comparable buildings in the general area, and not for space with the specialized improvements installed by the LESSEE (the parties agreeing that LESSEE shall not be charged rent for or with respect to any laboratory, biotechnological, specialized or trade improvements which LESSEE make to the Leased Premises at LESSEE'S own expense). Fair market rate shall reflect the provisions of this Lease for escalation of real estate taxes, operating costs and for utility charges. The LESSEE shall respond within thirty
(30) days agreeing to the quotation, rejecting the extension or requesting third party determination of market rate. In the later event each party shall then appoint a realty broker who has at least ten years experience in commercial real estate brokerage and/or appraisal in the Greater Boston area, and who is familiar with similar commercial property in the Lexington area, they shall confer, and each shall recommend a market rate by writing to the parties. In the event their recommendations are joint or equal, this shall be market rate. If the recommendations differ by 5% or less, their average shall be deemed market rate. In the event their rates differ by a greater amount they shall jointly nominate a third such broker who shall make an independent recommendation of market rate. The two closest of the three recommendations shall then be averaged to establish the market rate. Each party hereto shall pay the expense of its nominee broker, and each shall share equally the expense of a third, if required. However, in no event shall market rate, determined as aforesaid, be less than the rate then payable at the time of exercise of the option, by the LESSEE. The Market Rate shall be binding on both parties and shall be reflected in a Lease amendment.

                                   EXHIBIT B.

                              BUILDOUT OBLIGATIONS

a) LESSOR's OBLIGATIONS

The LESSOR shall deliver the Leased Premises AS-IS with respect to the layout and location of offices, rooms, corridors, lighting, bathrooms, plumbing, electrical services, floors, dock area and climate controls, free and clear of all tenants or occupants.

As to the building and land the LESSOR shall repair the base building, structure and roof where necessary, and shall upgrade the landscaping. The later shall include screening the boundary line which abuts the Federal Express parcel.

Upon completion of the design and construction by LESSEE of tenant improvements and upon occupancy of the Leased Premises the LESSOR shall pay to the LESSEE an allowance for tenant improvements of One Hundred Thousand ($100,000.00) Dollars within thirty (30) days of completion and occupancy, and if LESSOR fails to do so, LESSEE shall have a credit for such amount against it next payment or payments for rent hereunder.

b) LESSEE's OBLIGATIONS

LESSEE shall be responsible to layout, design and construct all tenant improvements and to obtain LESSOR'S prior approval of such layout and design.

In the event LESSEE elects to contract with an independent contractor for its buildout of its tenant improvements, that work shall be subject to the reasonable oversight by LESSOR. LESSEE shall reimburse LESSOR for this oversight service at the rate of $50.00 per hour of on-site oversight and consultation, not to exceed $25,000.00.

The LESSEE may design, construct and maintain at its own expense a Japanese garden at a mutually agreed location and, as agreed, in size.

c) SPECIAL PROVISION FOR PERMIT CONTINGENCY

(i) If, within ninety (90) days of Lease execution, despite LESSEE'S good faith efforts, LESSEE has been unable to obtain any permit or approval necessary to construct its leasehold improvements or to use and occupy the Leased Premises for LESSEE'S intended use or is prevented from doing so by any applicable laws and regulations, then LESSEE may terminate this Lease by notice to LESSOR. In that event LESSEE shall forfeit its security deposit and restore the Leased Premises to the condition prior to undertaking any improvements or changes thereon, if any.

(ii) In the event after the ninety day period in (i) above LESSEE wishes to continue its efforts to obtain such permits or approvals, LESSEE may, by paying an amount equal to six month's rent obtain an additional ninety day period during which it may terminate this lease. In the event LESSEE subsequently terminates the Lease in addition to the obligations in
        (i) above, LESSEE shall forfeit the security deposit and the amount paid under this clause. In the event LESSEE does not terminate the

        Lease the amount paid, equal to six month's rent shall be credited to LESSEE'S rental obligations for the period following the second ninety day period.

(iii) In the event that LESSEE is denied a building permit, certificate of occupancy or other required governmental approval due to any problems with respect to the base building, or in the event that any corrective work with respect to the base building shall be required by any governmental authority or pursuant to any applicable laws, codes or regulations, LESSOR shall perform any necessary corrective work at LESSOR'S own cost and expense as soon as possible, and the commencement of LESSEE'S obligations to pay the rent and other charges due hereunder shall be postponed by any resulting period of delay.

d) SPECIAL PROVISION FOR FINANCING

LESSEE may from time to time grant security interests in or make equipment leases with respect to LESSEE'S current or future installations, fixtures, equipment, improvements, additions and property in the Leased Premises in order to finance the same or LESSEE'S business, and LESSOR shall upon LESSEE'S request execute and deliver reasonable instruments confirming the same.

                                    EXHIBIT C

                                CLEANING SCHEDULE


                      INTENTIONALLY OMMITED FROM THIS LEASE

                                   EXHIBIT D.

                   RIGHT OF FIRST REFUSAL ON ADDITIONAL SPACE

LESSEE shall have a right of first refusal on additional lease space as it becomes available during the term of this Lease Agreement or any extension of such term. This right is subject to any preexisting rights of other LESSEES. The LESSOR will use its best efforts to accommodate LESSEE'S space requirements.

The procedure for effecting the Right of First Refusal shall be exercised in the following manner:

(i) LESSEE shall in any quarter year of the lease term or its extension give to LESSOR written notice of its projected space requirements and its interest in space that is available or may become available for lease.

(ii) LESSOR, within ten days of LESSEE'S notice, shall give written response describing to LESSEE the availability of or the projected availability of floor space. "Availability" shall mean and include any vacant space and any space which is or may become free of leasehold commitment. Such LESSOR notice will contain the rental rate for which such space will be offered.

(iii) If the LESSOR can provide such space by relocation of an existing lessee, LESSOR shall, at the earliest reasonable date consistent with discussion with the existing lessee, respond to the LESSEE's notice as set forth in the first paragraph of this Section.

(iv) LESSEE shall have fourteen (14) days to exercise its right by written notice to LESSOR to accept or reject LESSOR'S notice and proposal.

(v) In the event LESSEE, by writing, accepts such additional space the parties will forthwith, within 30 days of LESSEE'S written response, execute a lease agreement or lease modification to reflect the additional space, its rental rate, the adjusted term of Lease, if any, and such other changes as may be required to reflect the additional space.

(vi) In the event LESSEE does not accept the LESSOR'S proposal within the 14 day period, or in the event the parties are unable to conclude a lease agreement for the additional premises within the above thirty day period, the LESSEE shall be deemed to have refused the space and LESSOR may offer and contract for lease of the space to third parties, the LESSEE'S rights under this provision having lapsed as to the proposed premises.

(vii) This right shall be an on going right throughout the term of the Lease or any period of extension.

                                    EXHIBIT E

                         EXCLUSIONS FROM OPERATING COSTS

The following items shall be excluded in computing LESSEE'S share of operating costs applicable to the Leased Premises:

1.   Any ground lease rental;

2. Costs of capital repairs or capital replacements (except as specifically permitted in this paragraph 2), capital improvements and equipment; except those: (a) required by laws enacted on or after the date the temporary certificate of occupancy issued for the LESSEE work shall be validly issued with the cost of any such improvements and equipment depreciated or amortized over the usual life of the improvement and/or equipment, or (b) installed at the Leased Premises to reduce operating costs, with the cost of any such improvements and equipment depreciated or amortized at an annual rate reasonably calculated to equal the amount of operating costs to be saved in each calendar year throughout the term (as determined at the time LESSOR elected to proceed with the capital improvement or acquisition of the capital equipment to reduce operating costs); however, as respects (a) and (b) above, only depreciation or amortization attributable to a given calendar year shall be included in operating costs for such year. Depreciation or amortization shall be calculated on straight line basis and at interest rates calculated at market rates and terms then prevailing for borrowers similar to LESSOR.

3. Rentals for items (except when needed in connection with normal repairs and maintenance of the building which shall be permitted) which if purchased, rather than rented, would constitute a capital improvement specifically excluded in Subsection 2, above;

4. Costs incurred by LESSOR for the repair for replacement of damage to the building or its contents caused by fire or other casualty;

5. Depreciation, amortization, lender's fees and interest payments except as permitted pursuant to Subsection 2, above, and, if permitted, then determined in accordance with generally accepted accounting principles, consistently applied (as applied to commercial real estate) in accordance with the anticipated useful life of such item (as reasonably determined by LESSOR);

6. Overhead and profit increments paid to LESSOR or to subsidiaries or affiliates of LESSOR for goods and/or services in the building to the extent the same exceeds the cost of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

7. Advertising and promotional expenditures, and the costs of acquiring and installing signs in or on the building identifying the owner of the building;

8. Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the building or property;

9. Any costs associated with gift taxes, excise taxes, income taxes, transfer taxes or capital levies;

10. Costs incurred in connection with upgrading the building to comply with handicap, hazardous material, fire and safety codes which were in effect prior to the date of the lease or which become effective after date of the Lease;

11. Tax penalties incurred as a result of LESSOR'S negligence, inability or unwillingness to make payments when due, not attributable to LESSEE'S failure to make payments to LESSOR for such items in accordance with the lease;

12. Any and all costs arising from the presence of hazardous materials or substances (as defined by applicable Federal, Massachusetts and local laws) now or hereafter pertaining to the building ("Hazardous Substances") and property in or about the building including, without limitation, Hazardous Substances in the ground, water, or soil;

13. LESSOR'S general corporate overhead and general and administrative expenses except as contained and allowed in the 5% Management Fee per provision in Clause 6.B., above.

14. Costs of any items for which LESSOR is reimbursed by insurance, or otherwise compensated by parties other than LESSEE'S of the building;

15.  Any legal fees associated with the sale or refinancing of the building;

16. Costs for any separate utility meters LESSOR may install in the building, unless the installation is required by a utility company or governmental entity.

17. Costs for construction for compliance with, or penalties assessed for non-compliance with the Americans with Disabilities Act of 1990 (42. U.S.C. 1281-1283).

18. Expenses incurred as a result of the LESSOR'S negligence or the negligence of another lessee.

19. Costs of procuring tenants for the building, including without limitation advertising, brokerage commissions and inducements paid or credited to such tenants for buildout costs.

20.  Costs for special work or services to particular tenants.

                                   EXHIBIT I.

                           HAZARDOUS WASTE PROVISIONS

a) "HAZARDOUS WASTE DEFINITION: "Hazardous Materials" for purposes hereof shall mean any chemical, substance, materials or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right to know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet ("MSDS").

b) REGULATION OF HAZARDOUS MATERIALS: LESSEE shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Materials except in strict conformance with applicable federal, state and municipal laws and regulations. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within the Leased Premises of Hazardous Materials customarily used in the business or activity expressly permitted to be undertaken in the Leased Premises under Article 8 hereunder, provided: (a) such Hazardous Materials shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Leased Premises and in the ordinary. course of LESSEE'S business therein, strictly in accordance with applicable Law, highest prevailing standards, and the manufacturers' instructions therefor; (b) such Hazardous Materials shall not be disposed of, released or discharged in the Building or be transported to and from the Leased Premises except in strict compliance with all applicable Laws, and as LESSOR shall reasonably require; (c) if any applicable Law or LESSOR'S trash removal contractor requires any such Hazardous Materials to be disposed of separately from ordinary trash, LESSEE shall make arrangements at LESSEE'S expense for disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by LESSOR); and (d) any remaining such Hazardous Materials shall be completely, properly, and lawfully removed from the Building upon expiration or earlier termination of this Lease.

c) NOTICES TO LESSOR: LESSEE shall promptly notify LESSOR of: (a) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials released, discharged or disposed of by LESSEE on the Leased Premises or the property of which the Leased Premises are a part, or the migration thereof from or to other property; (b) any demands or claims, made or threatened by any party relating to any loss or inquiry resulting from any Hazardous Materials on the Leased Premises; (c) any release discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Leased Premises or in violation of this Article; and
(d) any matters where LESSEE is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Leased Premises. LESSOR shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Leased Premises initiated in connection with any environmental, health or safety law. At such times as LESSOR may reasonably request, LESSEE shall provide LESSOR with written list, certified to be true and complete, identifying any Hazardous Materials then used, stored, or maintained upon the Leased Premises, the use and approximate quantity of each such materials, a copy of any MSDS issued by the manufacturer therefor, and such other information as LESSOR may reasonably require or as may be required by Law.

d) INDEMNIFICATION OF LESSOR: If any Hazardous Materials are released, discharged or disposed of by LESSEE or any other occupant of the Leased Premises, or their employees, agents, invitees or contractors, on or about the Building in violation of the foregoing provisions, LESSEE shall immediately, properly and in compliance with applicable Laws clean up, remediate and remove the Hazardous Materials from the Building and any other affected property and clean or replace any affected personal property (whether or not owned by LESSOR), at LESSEE'S expense (without limited LESSOR'S other remedies therefor). LESSEE shall further be required to indemnify and hold LESSOR, LESSOR'S directors, officers, employees and agents harmless from and against any and all claims, demands, liabilities, losses, damages, penalties and judgments directly or indirectly arising out of or attributable to a violation of the provisions of this provision by LESSEE, LESSEE'S occupants, employees, contractors or agents. Any clean up, remediation and removal work shall be subject to LESSOR'S prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by LESSOR. If LESSOR or any Lender or governmental body arranges for any tests or studies showing that this Article has been violated, LESSEE shall pay for the costs of such tests. The provisions of this Article shall survive the expiration or earlier termination of this Lease."

e) PREEXISTING CONDITIONS AND CONDITIONS CAUSED BY THIRD PARTIES: LESSEE shall not in any manner be liable or responsible for, be made to bear any costs and expenses regarding, be required to test, contain, remediate, remove, clean up or do any work or take any other action with respect to, be responsible for compliance with applicable laws and regulations regarding, and does not indemnify LESSOR or any other party with respect to, any hazardous or toxic substances, materials or wastes or any other pollutants which were or are brought, generated, stored, used, located, installed, disposed of, spilled, released, emitted or discharged on, in or from the Leased Premises, building or property by any party other than Lessee or Lessee's employees, agents, contractors, licensees, sublessees or invitees. Without limiting the foregoing, Lessee shall not be responsible or liable for any such substances, materials, wastes or pollutants pre-existing on the Leased Premises, building or property prior to the commencement of this Lease.

f) REPRESENTATION: LESSOR represents that to the best of LESSOR'S knowledge and belief LESSOR has no knowledge of hazardous wastes on the land or in the building other than disclosed to D.E.P. as background and down gradient contamination affecting the general area in which the property is located. LESSOR warrants that to the best of its knowledge and belief no friable asbestos is present upon the premises. LESSOR agrees to indemnify and save harmless the LESSEE from any liability arising out of any such contamination of the property which preexists this Lease Agreement.

                       DUFFY HARTWELL LIMITED PARTNERSHIP

November 5, 1996


Shionogi BioResearch Corp.
187 East Emerson St.
Lexington MA

Re:  Lease Agreement for 45 Hartwell Ave. Lexington MA

Sirs:

This letter supplements the letter of November 1, 1996.

The parties to the above Agreement concur that the Lease Agreement, now dated November 4, 1996 precedes certain determinations by Shionogi which may effect several Lease provisions.

Shionogi must design build-out for its needs, which build-out will reflect use or replacement of HVAC, plumbing, gas and other facilities presently installed in the building. As a consequence several provisions of the Lease Agreement will or may require adjustment.

These include:

     Maintenance Obligations under Section 11. The Lessee shall be responsible for maintenance of all facilities which it installs. The Lessor shall be responsible for maintenance and repair of any HVAC, plumbing or facilities which serve the lessees in common, or which are presently installed and Shionogi determines to use them rather than replace them. This arrangement is also reflected in Exhibit B "Buildout Obligations" where the Lessee is to be compensated for work whose costs are normally borne by a Lessor.

     Operating Costs provisions of Section 6B, which is currently shown as $4.00 per square foot will be adjusted when the build-out design of the Lessee determines what use or replacement of existing heating and air conditioning is contemplated. That $4.00 per square foot figure includes square foot allowances estimated at $1.03 for HVAC, $.80 for cleaning, and $.10 for water and sewer charges. The Lessee's HVAC plans will determine the final base amount for operating costs. This will then be reflected in Section 6B.

     Section 6C contemplates that the Lessee has unlimited access to the Leased Premises. Presently no additional costs are contemplated for HVAC. If the final plans of the Lessee make use of common HVAC facilities the Lessor shall provide such HVAC service, but reserves the right to charge for use out of normal business hours. Normal business hours are deemed to be 7:00AM to 6:00PM Monday through Friday and 8:00AM to 1:00PM on Saturday. In the event plans so indicate, the prospective charge for such use will be reflected in additional wording in Section 6C.

     Lessor's obligations to maintain and service, as shown in the Addendum, Part B 1. will be adapted should additional maintenance and service obligations result.

     To the extend that operating costs are shifted to the Lessor by these changes, the base rent shown on the lease, which is net of operating costs which are included in the $4.00 per square foot estimate, may be adjusted.

Another matter of concern is what facilities, which Shionogi will install in the building as fixtures (i.e.: attached to the building) may be removed, as of right, upon surrender of the Leased Premises, under provisions of Section 21, "Surrender". Both parties contemplate that, upon a listing of specific or generic items by Shionogi and a joint review, we shall amend the Agreement to show in an exhibit the items to be regarded as tools of the trade of Shionogi, for which it shall have a right to detach and remove.

Upon resolution of the above items the parties will prepare and execute a lease amendment to reflect the resolution of the open items. The parties agree to execute a notice of lease and an appropriate agreement of recognition and non-disturbance with respect to the present mortgagee of the property, Duffy Bros. Management Co., Inc.

We trust this letter reflects our agreement as to resolving and defining open items in the Lease Agreement. Please sign Shionogi's assent and return a copy with two copies of the executed Lease for our execution and return.

Very truly yours


/S/ NORMAN J. DUFFY
--------------------

Norman J Duffy


ASSENT

/S/ LAN BO CHEN
---------------

                       FIRST AMENDMENT TO COMMERCIAL LEASE

Duffy Hartwell LLC, as successor in interest to Duffy Hartwell Limited Partnership, ("LESSOR") and Synta Pharmaceuticals Corporation, as successor in interest to Shionogi BioResearch Corp., ("LESSEE") (the LESSOR and the LESSEE are collectively referred to as the "Parties" in this first Amendment) are landlord and tenant, respectively, under a certain Commercial Lease (`Lease Agreement") dated November 4, 1996, for approximately 24,420 rentable square feet, more or less, in the building located at 45 Hartwell Avenue, Lexington, MA and hereby agree as follows:

Whereas, the Parties have agreed to amend the Lease Agreement by this First Amendment to the Commercial Lease ("First Amendment") to extend the Term of the Lease Agreement and to adjust relevant provisions of the Lease Agreement pursuant to the terms and conditions stated herein.

Now therefore, for consideration of $1.00 and other mutual and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both LESSOR and LESSEE, effective on and after the date of execution set forth below, the Lease Agreement is hereby amended to reflect the following changes for the Lease Term and Extended Term:

3.   TERM:
     ----

     This paragraph is hereby deleted and replaced with the following: The Initial Term of this lease shall be for ten (10) years commencing on the Commencement Date (as defined in the Lease Agreement) and ending on November 30, 2006. The Extended Term of this lease shall be for five (5) years commencing on December 1, 2006 and ending on November 30, 2011. Unless otherwise specified herein, any reference to "term" or "Term" shall include both the Initial and Extended Term.

4.   RENT:
     ----

     This paragraph is hereby amended with the addition of the following: During the Extended Term, the LESSEE shall pay to the LESSOR base rent at the rate of $522,832.20 dollars per year, payable in advance in monthly installments of $43,569.35, commencing December 1, 2006. Thereafter, during the Extended Term of the lease. LESSEE shall pay base rent and additional rent to the LESSOR monthly, in advance, not later than the first day of each calendar month.

5.   SECURITY DEPOSIT:
     ----------------

     This paragraph is hereby amended with the addition of the following: Upon the execution of this First Amendment, the LESSEE shall pay to the LESSOR the amount of $7,509.35 dollars which, in addition to the $36,060.00 previously paid, shall be held as a security for the LESSEE'S performance as herein provided and promptly refunded to the LESSEE at the end of this lease subject to the LESSEE'S satisfactory compliance with the conditions hereof. The LESSEE shall maintain at all times a security deposit equivalent to a minimum of one month's base rent, including, if applicable, any and options to renew.

6.   RENT ADJUSTMENT:
     ---------------

     A. TAX ADJUSTMENT: Section 6A of the Lease Agreement is hereby amended by deleting the numbers "1998" and "1997" and inserting in lieu thereof the numbers "2007" and "2006'", respectively. The second full paragraph of
     Section 6A is hereby deleted in its entirety.

     B. OPERATING COSTS,: Section 6B of the Lease Agreement is hereby amended by deleting the first sentence in its entirety and inserting in lieu thereof the following sentence: "During the Extended Term, the LESSEE shall pay to the LESSOR as additional rent hereunder within thirty (30) days after receipt of written notice from LESSOR, 50% of any increase in operating expenses over those incurred during the calendar year 2006.

22.  BROKERAGE:
     ---------

     This paragraph is hereby supplemented with the addition of the following:
     LESSOR and LESSEE represent to each other that neither party has dealt with any broker or brokers in connection with this First Amendment other than RICHARDS BARRY JOYCE & PARTNERS AND GLENN COMMERCIAL GROUP, which will be paid by the LESSOR in full and without contribution from LESSEE pursuant to a separate agreement. LESSOR and LESSEE agree that each will hold harmless and indemnify the other from any loss, cost, damage and expense, including reasonable attorney's fees incurred by LESSOR or LESSEE for a commission or finder's fee as a result of the falseness of this representation.

25.  OTHER PROVISIONS:
     ----------------

     a. Section 25(a) of the Lease Agreement is hereby deleted and replaced with the following: "The attached Commercial Lease Addendum, with the exception of subparagraph D. Market Rate Rent for Extension Options which has been exercised by this First Amendment and is hereby deleted as moot, and the following Exhibits are incorporated by reference:

          Exhibits:   A. Layout of Leased Premises
                      B. Buildout Obligations - Excepting Paragraphs (a)-(c)
                         which are hereby deleted as moot.
                      C. INTENTIONALLY OMITTED
                      D. Right of First Refusal on Additional Space
                      E. Exclusions from Operating Expenses
                      F. INTENTIONALLY OMITTED
                      G. INTENTIONALLY OMITTED
                      H. INTENTIONALLY OMITTED
                      I. Hazardous Waste Provisions"

     b. Section 25(b) of the Lease Agreement is hereby deleted in its entirety.

     The Lease Agreement is further amended by inserting the following:

     26.  OPTION TO EXTEND:
          ----------------

          Provided the LESSEE is not in material default hereunder after any notice and grace periods. LESSEE shall have one (1) five (5) year option to extend the lease term at a rent equal to the greater of the following: (a) market rate for equivalent lab space in similarly located buildings in Lexington within one (1) mile of the Leased Premises (including, without limitation, taking into consideration the age and condition of the building) ("Market Rate"); or (b) the rent then in effect as of the expiration date of the then current lease term. In no event shall the rent for the option term be less than the current total rent at the end of the initial term. LESSEE must give LESSOR written notice it is exercising its extension option no later than nine (9) months prior to the expiration of the then cu rent lease term. If LESSEE notifies LESSOR as provided herein. LESSOR shall notify LESSEE of its good faith estimate of the Market Rate for the extended tetra; then within thirty (30) days of receiving the LESSOR'S Market Rate for the extended term the LESSEE shall either:
          (1) deliver a written notice accepting the rent rate, and thereafter the parties shall fully execute a Lease amendment within thirty (30) days from the date the LESSOR receives LESSEE'S written notice accepting the rent rate, which lease amendment shall be on the same terms and conditions as the Lease Agreement except as otherwise provided in this Paragraph 26 and except that the base rent shall be the Market Rate and the lease term shall be extended by five (5) years; or
          (2) deliver a written notice disagreeing with the LESSOR'S Market Rate for the extended term, said notice to include LESSEE'S good faith estimate of the Market Rate for the extended term, and the LESSOR and LESSEE shall attempt to agree upon the rent rate using their best good-faith efforts. If LESSOR and LESSEE fail to reach an agreement within thirty (30) days following LESSOR'S receipt of LESSEE'S above-mentioned written notice of disagreement ("Outside Agreement Date"), then:
          (i) LESSOR and LESSEE shall each appoint, at their own cost and expense, within ten (10) business days of the Outside Agreement Date, one arbitrator who shall by profession be a current commercial real estate broker or appraiser of comparable properties in Lexington within one (1) mile from the Leased Premises, and who has been active in such field over the last five (5) years. The two (2) arbitrators shall confer and within thirty (30) days from the date the last arbitrator was appointed, shall each recommend a Market Rate in writing to both parties. In the event their recommendation is joint or equal, then this recommendation shall be the rent rate for the extended terra; and
          (ii) In the event the arbitrators recommendation of the Market Rate differs by five percent (5%) or less, then the average shall be the rent rate for the extended team; and
         (iii) In the event the arbitrators recommendation differs by more than five percent (5%), then the two arbitrators so appointed shall, within five (5) business days of the date of the last written recommendation, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators. The third arbitrator shall, within fifteen (15) days after his/her appointment, recommend a Market Rate in writing to both parties, and the two (2) closest of the three (3) recommendations shall then be averaged to establish the rent rate for the extended term: and
          (iv) If either LESSOR or LESSEE fails to appoint an arbitrator within ten (10) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify LESSOR and LESSEE thereof, and such arbitrator's decision shall be binding upon LESSOR and LESSEE; and
          (v) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, and this matter has not been otherwise resolved, then the appointment of the third arbitrator shall be made by the American Arbitration Association (or, if not available, an equivalent arbitration association) subject to the instructions set forth in this Paragraph 26; and
          (vi) The cost of arbitration, as well as the above-mentioned third arbitrator, shall be paid by LESSOR and LESSEE equally; and
         (vii) Notwithstanding the above, in no event shall the Market Rate or rent for the option term be less than the current total rent at the end of the initial term.

          In the event the rent for the option term is being established in accordance with Paragraph 26(2) above, then the parties shall fully execute a lease amendment within thirty (30) days from the date the rent rate is established in accordance with the above, which lease amendment shall be on the same terms and conditions as the Lease Agreement except as otherwise provided in this Paragraph 26 and except that the base rent shall be the Market Rate and the lease term shall be extended by five (S) years front the date the Lease Agreement would have expired had the option to extend not been exercised. LESSEE shall be responsible for all payments necessary to maintain a security deposit equivalent to one (1) month's base rent. All other terms and provisions under the Lease Agreement, as amended, shall continue through the extended lease term. In the event the LESSEE does not provide payment or has not delivered an executed lease amendment or written notice as provided in this Paragraph 26 and subparagraphs (1) and (2) above, the LESSEE shall be deemed to have waived its option to extend the lease term and this Lease Agreement shall terminate upon the expiration of the then current term.

Notwithstanding the above, LESSEE accepts the Leased Premises in its current "AS IS" condition and acknowledges that the Leased Premises are currently occupied by the LESSEE and that the Leased Premises, as delivered and currently constituted, is suitable for the LESSEE'S intended use. LESSEE acknowledges that all work, if any, contemplated in the Lease Agreement and this First Amendment to the Lease Agreement, including but not limited to the Exhibit B thereto, to be performed by the LESSOR has been completed to the full satisfaction of the LESSEE.

The Parties acknowledge that the Lease Agreement and this First Amendment represent the entire agreement between the Parties and that no other modification, written or otherwise, exists between the Parties. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of the Lease Agreement or this First Amendment or any exhibits or amendments thereto.

All other terms and provisions wider the Lease Agreement shall remain unchanged, are in full force and effect, and are hereby ratified and affirmed. LESSOR and LESSEE hereby acknowledge and confirm that, to the best of their respective knowledge, neither the LESSOR nor the LESSEE is in default of any other term or condition of the Lease Agreement. In the event of a conflict between this First Amendment and the Lease Agreement, the terms of this First Amendment shall govern. All capitalized terms used but not defined herein shall have the same definitions ascribed to such terms in the Lease Agreement.

IN WITNESS WHEREOF, the said Parties hereto set their hands and seals this 30 day of August, 2006.

LESSEE                                        LESSOR
Synta Pharmaceuticals Corporation,            Duffy Hartwell LLC,
as successor in interest to                   as successor in interest to
Shionogi BioResearch Corp.,                   Duffy Hartwell LLC,




By: /s/ KEITH EHRLICH                         By: /s/ STEPHEN P. DUFFY
    -----------------                             --------------------
Vice President, Finance and Administration    Hartwell Management LLC, Manager
Duly Authorized                               Steven P. Duffy, Duly Authorized